EXHBIIT 10.2





                            DESA INTERNATIONAL, INC.



                            MANAGEMENT INCENTIVE PLAN








                                  March 1, 1997


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                            DESA INTERNATIONAL, INC.
                            MANAGEMENT INCENTIVE PLAN

Section 1. Definitions

         a. "Base Salary" means the regular basic compensation paid for the twelve (12) month period preceding the end of each "Plan; Year."

         b. "Board of Directors" means the Board of Directors of the Company.

         c.       "Company" means DESA International, Inc.

         d. "Key Employee" meas a salaried employee of the Company designated as a Key Employee by the Company, as approved by the Board of Directors.

         e. "Key Objectives" means the set of standards established as the basis for awards under this program. Key objectives shall be established for each Plan Year by Company management and approved by the Board of Directors and still pertain to that Plan Year only.

         f. "Participant" is a Key Employee eligible for membership in this Plan in accordance with Section 3.

         g.       "Plan"  or   "Management   Incentive   Plan"  means  the  DESA
                  International, Inc. Management Incentive Plan, as described in this document.

         h. "Plan Year" means the twelve-month period from March 1 to the last day of the next following February.

Section 2. Purpose

                  The Management Incentive Plan is intended to provide a program for rewarding Key Employees in the attainment of the Company's business objectives. It is believed that the Plan will"

                  (a) focus management attention on improving the business profitability, cash flow and return on investment;

                  (b) encourage teamwork in the accomplishment of common goals and objectives;

                  (c) provide incentives for such employees to put forth maximum effort in achieving key business goals and objectives; and

                  (d)      assist in retention and motivation of key employees.




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Section 3. Participants

         a. Participants are selected from the group of key employees on the basis of:

                  (a)      Contribution;
                  (b)      Performance; and
                  (c)      Attitude.

                  Participants are recommended by management and elected to the Plan by the Board of Directors. Such election will pertain to each Plan Year Separately, subject to another election for each subsequent Play Year.

         b. Upon election to participation in the Plan, a Participant will be notified of:

                  (a)      that election to participation,
                  (b)      the provisions of the Plan,
                  (c)      the level to which he has been assigned, and
                  (d)      the Key Objectives for the Plan Year.


Section 4. Plan Description and Formula

         a.       The  Plan  is  predicated   on  the   attainment  of  the  Key
                  Objectives.

         b. The determination of the attainment of a certain level of Performance will be made by Company management and the decision reached as to the level of performance will be conclusive in all cases.

         c. Subject to the determination of the level of performance indicated in Section 4b, your award will be between zero and 12 percent of Base Salary.

         d. The Board of Directors, in its sole discretion, will determine the award for employees based upon the individual's contribution to the attainment of both the corporate and individual business objectives, as contained herein.

         e. No award shall be payable under the Plan if the Participant is discharged for cause.

Section 5. Time and Method of Payment

         a. The award, if any, determined under this Plan for a Plan Year will be paid in cash as soon as practicable after the close of the Plan Year. The timing is meant to allow for a determination by management of the attainment of the Key Objectives.

         b. In order to receive an award, if any, under this Plan for a particular Plan Year, a participant must be an active employee on the last day of the Play Year or have


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                  retired  under a  Company  retirement  plan,  or have  died or become disabled during that Plan Year. In the latter event, the award will be calculated based on the Base Salary for the part of the Plan Year while the Participant was an active employee of the Company.


Section 6.        Amendment and Termination

                  The company may modify, amend, or terminate the Plan at any time by action of the Board of Directors, but any such modification, amendment, or termination shall not, without his written consent, affect any Participant's rights hereunder arising prior to such modification, amendment or termination.

Executed this 18th day of April, 1997, effective as of March 1, 1997.


                                       DESA INTERNATIONAL, INC.



                                       By: ___________________________________
                                                Robert H. Elman, Chairman


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                            DESA INTERNATIONAL, INC.

                                    MIC PLAN

                               FY 1998 OBJECTIVES


                              OBJECTIVE                       DESIGNATED WEIGHT
                              ---------                       -----------------

Increase operating income by $3 million                                 35%

Reduce debt (net of case) by $11 million                                20%

Successfully introduce new products                                     10%

Achieve profit plan annualized cost reduction goal of $8                10%
million and FY 1998 savings of $6 million

Improve Home Depot and Lowe's customer service to                       10%
98% per level per their measurement

Reduce warranty from 1.4% to 1.1% of sales                              10%

Reduce year-end inventory by $2.7 million and achieve                    5%
                                                                        ---
inventory turns of 6.1

                                                           TOTAL        100%


                                                                         3/14/97



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                                   APPENDIX A

                           MIC PARTICIPANTS - FY 1998

LEVEL TOW PARTICIPANTS

Scott Nehm
Ed Patrick
Jerry Pfister
Ralph Pratt
Doug Rohrer

LEVEL THREE PARTICIPANTS

Dennis Cornett
Tracy Hann
George Johnson
David Keown
Joe Lee
Steve Marcum
Jake Miller
Grover Mollineaux
Marty Mozingo
Marilyn Parrigin
Ed Plott
Gary Sanders
Sam Scarborough
Doug Schneider
Scott Slater
Dave Troscinski
Tim Tupa
Richard Willey

LEVEL FOUR PARTICIPANTS

John Barrett
J. J. Chambers
Fred DeHoag
Mike Head
Steve Manning
Todd Matthews
Sarah Perry
Ivan Shelburne
Doug Smith
Duval Tabor
Kirk Weber